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                                                                   Exhibit 10.16
                    SELECT EXECUTIVE RETIREMENT INCOME PLAN

This agreement made January 1, 1995, by and between Young & Rubicam Inc., a company organized under the laws of the State of New York (herein the Company) and Alan J. Sheldon (the Employee).

In consideration of the agreement hereinafter contained, the parties agree as follows:

1. The Employee agrees to serve the Company in such capacity as the Board of Directors of the Company may designate from time to time during a period commencing on the date hereof and continuing until terminated by retirement or by either party on a least 60 days' prior written notice. Nothing contained herein shall be construed as conferring upon the Employee the right to continue in the employ of the Company as an executive or in any other capacity.

2. During the term of his employment, the Employee shall devote his full business time, attention, skill and effort to the performance of his duties for the Company.

3. During the term of his employment, the Company shall pay the Employee such salary, other compensation and benefits payable as the Company may from time to time determine. In addition, Employee shall be entitled to amounts payable pursuant to the Select Executive Retirement Income Plan ("SERIP") as provided below.

4. The benefits to be paid pursuant to SERIP (unless they are forfeited by the occurrence of any of the events of forfeiture specified in paragraph 5 below) are as follows:

     A. If the Employee's full-time employment hereunder is terminated on or after the date hereof, the Company shall pay to him $50,000 per year each year for the rest of his life, as soon as administratively feasible after January 1st of each year, commencing either the year following the year his full-time employment ceases or the January 1st following the date he reaches 60, whichever is the last to occur (except in the event of death or disability as described in subparagraphs 4.B. and 4.C. below); however, in no event will payment commence prior to the January 1st following the date on which the Employee ceases to be an active full-time employee of the Company.

     B. If the Employee should die before payments pursuant to SERIP commence, ten annual payments shall be made to the Employee's designated beneficiary commencing as soon as administratively feasible after the Company has received notification of death. If the Employee should die after payments pursuant to SERIP have commenced but
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          before he has received ten payments, the Company shall continue to pay to the Employee's designated beneficiary annual payments until the total number of payments to the Employee and his designated beneficiary equals ten.

     C. The Employee shall be deemed to become disabled for purposes of subparagraph 4.B. above if the Company shall find, on the basis of medical evidence satisfactory to the Company, that the Employee is disabled, mentally or physically, so as to be prevented from performing the duties he was performing for the Company at the time of disability and such disability appears to be permanent or of longstanding duration. If the Employee becomes disabled, annual payments pursuant to SERIP shall begin as soon as administratively feasible after a determination of disability has been made.

     D. In the event that the Employee leaves the employ of the Company prior to attaining age 60, whether voluntarily or involuntarily, the amount payable pursuant to SERIP will be paid to the Employee in annual installments commencing on or about the January 1st following the date on which the Employee attains age 60.

5. Notwithstanding anything contained herein to the contrary, no payment of any then unpaid SERIP installments shall be made and all rights under this Agreement of the Employee, his designated beneficiary, executors, administrators, heirs, or any other person, to receive payments thereof shall be forfeited if there shall be a breach of the following conditions:


     A. The Employee shall not, during the term of his employment or at any time prior the second anniversary of the date of the termination of his employment with the Company, directly or indirectly, (i) solicit any of the clients who were or had been served by the Company or any of its subsidiaries or affiliates at the time of such termination or during the six months prior thereto, (ii) own, operate, join, control, engage in, or participate in the ownership, management, operation or control of, or be a director or an employee of, or a business consultant to, any business, firm or corporation which is similar to or competes with the business of the Company or any of its subsidiaries or affiliates as conducted on the date of such termination or during the six months prior thereto; provided, however, that the provisions of this subparagraph shall not apply to investments by the Employee in shares of stock traded on a national market which shall have an aggregate marked value, at the time of acquisition, of less than $50,000 and which shall constitute less than


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          one percent of the outstanding shares of such stock, or (iii) solicit for purposes of employment any employee of the Company, its subsidiaries or affiliates, or induce any such employee to terminate his employment.

     B. During the period commencing on the date of the termination of the employment of the Employee with the Company and ending on the second anniversary of the date of such termination, the Employee shall perform such consulting and advisory services for the Company as shall from time to time be reasonably assigned to him by the Board of Directors of the Company; provided, however, that such services shall be rendered at such place or places and at such time or times as the Employee shall determine, and in no event shall the Company require the Employee to devoted more than three days per month in performing such services. The Company shall give the Employee reasonable notice of the times when it will require the Employee's consulting or advisory services and the Employee will have reasonable time after receipt of such notice to render such services. The Company shall reimburse the Employee for reasonable expenses incurred by the Employee in connection with the rendition of such services in accordance with the Company's policies.

6. Nothing contained in this Agreement and no action taken pursuant to the provisions of this Agreement shall create or be construed to create a trust or any kind of fiduciary relationship between the Company and the Employee, his designated beneficiary or any other person.

7.   A.   The Employee, by acceptance of the benefits of SERIP, covenants and agrees that anything herein to the contrary notwithstanding, any payments due to such Employee hereunder shall be subordinate and junior to the extent and manner hereinafter set forth, to the principal of and premium (if any) and interest on any and all Senior Indebtedness as defined in subparagraph 7.C. below whether now outstanding or hereafter incurred or assumed:

          1. In the event of any insolvency, bankruptcy, receivership, liquidation, dissolution, reorganization or other similar proceedings, whether voluntary or involuntary, relating to the Company or to its creditors, as such, or to its property, then the holders of Senior Indebtedness shall be entitled to receive payment in full of all principal, premium (if any) and interest on all Senior Indebtedness before any Employee is entitled to receive any payment hereunder, and, accordingly, the holders of Senior Indebtedness shall be entitled to receive for application in


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               payment thereof any payment or distribution of any kind or character, whether in cash or property or securities, which may be payable or deliverable in any such proceedings in respect hereof; and

          2. Without in any way limiting the effect of the foregoing provisions, during the continuance of any default on any Senior Indebtedness, no payment hereunder shall be made if (A) notice of such default in writing or by telegram has been given to the Company by any holder or holders of any Senior Indebtedness, (B) judicial proceedings shall be pending in respect of such default or (C) judgment is obtained against the Company by the holders of Senior Indebtedness or any one of them if as a result of such default it shall remain unsatisfied; and

          3. Should any benefit hereunder be received by the Employee in violation of the subordination provisions contained in this paragraph 7, such Employee agrees to hold such benefits in trust and as trustee for the account of the holders of Senior Indebtedness.

     B. The above provisions in regard to subordination are solely for the purpose of defining the relative rights of the holders of Senior Indebtedness on the one hand and the Employee on the other hand, and nothing herein shall impair, as between the Company and the Employee, the obligation of the Company, which is unconditional and absolute, to pay to the Employee all amounts due hereunder in accordance with its terms.

     C. For purposes of this Agreement, "SENIOR INDEBTEDNESS" shall mean (i) any Indebtedness (as hereinbelow defined) of the Company to any bank, financial institution or third party lender, any guarantee by the Company of any Indebtedness of an Affiliate (as hereinbelow defined) to a bank, financial institution or other third party lender and any guarantee by the Company of Indebtedness or other obligations of an Affiliate to any person, firm or entity in respect of advertisements placed by or on behalf of such Affiliate, whether such Indebtedness, obligation or guarantee is now outstanding or hereafter incurred or assumed, and any refinancing, extensions, renewal or increases thereof, and (ii) the Company's Indebtedness or other obligations (including any refinancing, extension, renewal or increase thereof) to third parties in connection with or arising out of the issuance by employees of the Company or any Affiliate of promissory notes ("EMPLOYEE NOTES") in connection with financing of the purchase by such employees of


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               either limited partnership units of Young & Rubicam L.P. or the common stock of the Company or the financing of the purchase of Employees Notes, including, without limitation, obligations of the Company to banks, financial institutions or other third party lenders to purchase either (1) limited partnership units of Young & Rubicam L.P. or common stock of the Company held as collateral by such parties; (2) Employee Notes; or (3) promissory notes evidencing loans to the Company or any Affiliate. For the purposes of this definition, Indebtedness or other obligations of the Company (1) to affiliated or special purpose entities formed for the purpose of facilitating the obtaining or administration of financing (a) for the Company or an Affiliate, (b) for the purchase by employees of the Company or an Affiliate of either limited partnership units of Young & Rubicam L.P. or the common stock of the Company, or (c) for the purchase of Employee Notes or (2) to banks, financial institutions or other third party lenders which provide financing for such affiliated or special purpose entities, shall be deemed to be included within the term Senior Indebtedness.

               As used herein "AFFILIATE" shall mean Young & Rubicam L.P. and any business entity at least 10% of the value of which is owned, directly or indirectly, by the Company.

               As used herein "INDEBTEDNESS" shall mean (i) any obligation or indebtedness for borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or representing the balance deferred and unpaid of the purchase price of any property originally financed on a long term basis (including pursuant to capital leases), (ii) any of loans or advances and (iii) guarantees (and other obligations under any other contracts which are substantially equivalent to guarantees), endorsements and other contingent liabilities (whether direct or indirect) in connection with the foregoing."

     8. The beneficiary referred to in this Agreement may be designated or changed by the Employee without the consent of any prior beneficiary on a form provided by the Company and delivered to the Company at any time prior to death. If no such beneficiary shall survive the Employee, the death benefit payable under paragraph 4 above shall be payable to the Employee's estate.

     9. The right to the Employee or any other person to payment pursuant to SERIP or other benefits under this Agreement


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         shall not be assigned, transferred, pledged or encumbered except by will or by the laws of descent and distribution or by the Employee's designation of a beneficiary in the manner provided for in this Agreement.

10. This Agreement shall be binding upon and inure to the benefit of the Company, its successor and assigns, and the Employee and his heirs, executors, administrators, and legal representatives and designated beneficiaries under this Agreement.

11. This Agreement shall be construed in accordance with and governed by the laws of the State of New York.

                                                 YOUNG & RUBICAM INC.

                                             By: /s/
                                                 -------------------------------
                                                 /s/ Alan J. Sheldon
                                                 -------------------------------
                                                 Employee


/s/
---------------------------
Acting Secretary